10.1     E.S. Bankest Lending Agreement

                                E.S. Bankest, LLC


         AMENDED AND RESTATED STANDARD COLLECTION FACTORING AGREEMENT SUPERSEDING THAT STANDARD COLLECTION FACTORING AGREEMENT EXECUTED
                       THE 28TH DAY OF OCTOBER, 2000


Stratesec Incorporated
7544 Fullerton Court
Springfield, VA.  22153

Gentlemen:

The following shall constitute the terms upon which E.S. Bankest, LLC ("E.S. Bankest" and "we" and/or "us") shall act as sole factor of STRATESEC INCORPORATED ("company" and "you" and/or "your") (see section 11 for the definition of certain capitalized terms):

SECTION 1         Sales and Approval of Receivables

1.1 You hereby sell, assign and transfer to us and we hereby purchase from you all of your now outstanding and hereafter created or acquired Receivables with full power to collect and otherwise deal therewith as the sole exclusive owner thereof. You further sell and assign to us all of your interest in the goods represented by the Receivables and in all goods that may be returned by customers, all rights as an unpaid vendor or lienor, all rights of stoppage in transit, replevin and reclamation relating thereto, all rights in and to all security therefor and guarantees thereof, and all rights against third parties with respect thereto. Any goods so recovered or returned shall be set aside, marked with our name and held for our account as owner. You shall notify us promptly of all such returned or recovered goods.

1.2 (a) You will submit for our written approval the amount, terms of payment and delivery, and all other conditions of each prospective sale and each approved sale shall be made only in accordance with such approval, which may be withdrawn at any time before the later of (i) actual delivery or (ii) sale, of the merchandise or rendition of the services to the customer. We may, in our sole judgment, and from time to time, establish credit lines for sales to some or all of your customers and, provided sales to such customers are on your normal selling terms which we have approved, all sales to such customers within the established credit lines will be Approved Receivables provided that delivery or performance is completed while the credit line remains in effect. All of our credit approvals will be in writing.

         (b) We reserve the right to amend or withdraw a credit approval or credit line at any time by notice to you, which notice will be promptly confirmed in writing. A credit line will be automatically suspended (i.e. withdrawn) during any period that the customer is 60 or more days past due. We will reinstate any suspended credit line in accordance with, and subject to, our credit line approval guidelines.

         (c) Without limiting the foregoing, our approval shall automatically be withdrawn if any terms are changed or if delivery is made more than thirty days after the approved delivery date, or more than thirty days after the date of approval if no delivery date is specified. If the amount of any sale is increased without our prior written consent, our approval shall apply only to the original amount approved.

         (d) We shall have no liability to you or to any customer for our refusal to credit approve a Receivable or establish a credit line or for our withdrawal of a credit approval or a credit line.

1.3 We shall assume the Credit Risk on all Approved Receivables. We shall have full recourse to you for all other reasons (other than Credit Risk), which cause us not to collect Receivables sold by you to us. We shall have full recourse to you on all Non-Approved Receivables. Any Receivables for freight, samples or miscellaneous sales (including, without limitation, the sale of merchandise and/or quantities not regularly sold by you) in always assigned to us at your risk, notwithstanding any written credit approval from us.

1.4 In the event that monies shall, at any time, be owing from one of your customers for both Approved Receivables and Non-Approved Receivables, we may, and you so authorize and approve us to, apply all payments received first in reduction of the outstanding Approved Receivables.

SECTION 2         Purchase Price, Commissions, Advances, and Reserve

2.1 We will purchase each Receivable at the Net Amount of thereof, less our commission thereon (hereinafter, the "Purchase Price"). "Net Amount" shall mean the face amount less all returns, discounts (which may, at our option, be calculated on the longest or shortest terms), credits or allowances of any nature at any time issued, owing, claimed by customers, granted or outstanding, and out-of-pocket expenses as set forth in the Reimbursable Out-of-Pocket Costs Schedule Attachment as Schedule A (the "Out-of-Pocket Expenses").

2.2 Upon the Payment Date (as defined in Section 11.8 hereof) with respect to any Receivable, the Purchase Price, less any debits or reserves, shall be credited to your account. The credit balance of the account shall be available for distribution to you, at your request. We may retain from sums payable to you a reserve, which reserve may be revised from time to time at our discretion, in order to provide for Customer Disputes, possible credit losses on Non-Approved Receivables, sums owing to us for goods/services purchased by you from any other firm or company factored or otherwise financed by us, and the Obligations. Amounts in your account shall also be subject to reduction for payment of any charges or credits which may be charged to you pursuant to this Agreement, and shall be given as security for all of your Obligations hereunder or arising from any other agreement between you and us.

2.3 From time to time during the term of this Agreement and prior to the Payment Date, upon your request and in our sole discretion, exercised in a commercially reasonable manner, we may advance funds ("Advance") to you up to eighty percent (80%) of the Purchase Price of a Receivable. Any Advance in excess of the percentages set forth above shall be deemed to be an Overadvance, which Overadvance shall be made in our sole discretion and also subject to this Agreement.

2.4 All Advances, Overadvances and other credits, charges or payments specified herein, except for charges which reduce the Purchase Price pursuant to Section 2.2, shall be charged to your account. You shall be charged interest in the amount as and at such times as herein provided on the outstanding balance of the account. The account shall be reduced by all payments received with respect to a Receivable. In addition, in the event that the Out-of-Pocket Expenses are not repaid through the Purchase of Receivables, we may charge those amounts against your account.

2.5 You will pay us a factoring commission, which commission shall be due and payable at the time of our acceptance of the purchase or assignment of each Receivable, in the form of a Discount in the amount of the Applicable Factoring Commission Percentage of each Receivable purchased by us (the "Applicable Factoring Commission Percentage"). The Applicable Factoring Commission is predicated upon the number of days the Receivable remain outstanding and shall be two percent (2%) for the initial 30 days, and an additional one-half of one percent (.5%) for days 31-60 and an additional one-half of one percent (.5%) for days 61-90 The minimum factoring commission on each invoice shall be Five Dollars ($5.00).

2.6 During each contract year (the 12 months immediately following the date hereof or any anniversary thereof you agree to pay to us Factoring Commissions aggregating at least One Hundred Twenty Thousand Dollars ($120,000), ("Minimum Annual Commission"). If during any month the aggregate factoring commissions paid by you is less than Ten Thousand Dollars ($10,000) ("Minimum Monthly Commission"), then you shall pay to us, or we may charge your account with an amount equal to the difference between the Minimum Monthly Commission and the factoring commission actually paid during that month (the "Deficiency Charge"). At such time as you exceed the Minimum Annual Commission, the Minimum Monthly Commission shall be waived for the remainder of the contract year and the Deficiency Charges paid during said contract year shall be applied against subsequent factoring commission charges incurred during said contract year. In the event that this Factoring Agreement is terminated prior to the end of the term as provided in Section 9, then the minimum factoring commission for the remainder of the term will be payable at such time.

2.7 We will charge your account our standard wire transfer fee on all wire transfers, and you will reimburse us for exchanges on checks, charges for returned items and all other bank charges and other charges and costs as stipulated in the Reimbursable Out-of-Pocket Costs Schedule attached hereto. We may also, at our option, charge your account for all amounts owing by you to us under this Agreement and all other Obligations.

2.8 We shall have no obligation to purchase any Receivables owing from customers located outside the continental United States. In the event that we agree to purchase Receivable owing from customers located outside the continental United States, you shall pay to us and we may conclusively charge to your account (i) the amount of all fees, costs and commissions charged to us by our correspondent foreign factors to which we re-assign or through which we re-factor such sales,
(ii) all premiums on any credit insurance obtained by us in connection therewith, (iii) all currency rate differentials, currency conversion charges, transmittal charges and other costs and expenses relating thereto, and (iv) any and all sums which we may be required to pay or assume under our arrangements with any foreign factors. All charge-backs of foreign sales by such foreign factors shall be binding on you and shall relieve us of the Credit

Risk with respect thereto. You acknowledge that we have informed us of the terms of our arrangements with any and all such foreign factors, including, without limitation, the Code of International Factoring Customs (IFC76) and Master Agreement relating thereto; you consent thereto and agree to fulfill and to assist in fulfilling those customs as far as your part of the transactions in concerned; your failure to comply with any thereof shall immediately relieve us of the Credit Risk with respect to all affected Receivables. You shall affix to all invoices to foreign customers such legend regarding payment thereof to the foreign factor as we may from time to time require.

2.9 You shall pay us on demand any debit balance at any time existing in your account, upon written receipt posted 15 days prior to payment date.

SECTION 3         Interest

3.1 You will pay interest on the daily balance of all monies remitted, paid or otherwise advanced to you or for your account net of all payments received from you or on your behalf including the Purchase Price of Receivables purchased by us hereunder which is credited to your account on the Collection Date. Interest will be calculated daily at a rate of two hundred basis points (2.0%) plus the Base Rate (the "Interest Rate") and will be charged to your account monthly, in arrears. For the purpose of calculating interest hereunder, payments which are applied to reduce the amount outstanding hereunder shall be applied after allowing five (5) business days for the clearance of checks and other forms of payment. All other indebtedness due by you to us under this Agreement and on all other Obligations, except those specifying a different rate, from the date incurred through the date paid will be charged interest calculated daily at the greater of that rate which is the maximum rate applicable by law, or the rate of one thousand basis points (10.0%) plus the Base Rate and, at our option, may be charged to your account. Any publicly announced decrease or increase in the Base Rate shall result in an adjustment to the Interest Rate on the first business day of the month following such announcement. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. In no event shall the Interest Rate exceed the maximum rate permitted by applicable law. IT IS THE INTENTION OF THE PARTIES HERETO NOT TO MAKE ANY AGREEMENT VIOLATIVE OF THE LAWS OF THE STATE OF FLORIDA OR THE UNITED STATES RELATING TO USURY. IN NO EVENT, THEREFORE, SHALL ANY INTEREST DUE HEREUNDER BE AT A RATE IN EXCESS OF THE HIGHEST LAWFUL RATE, i.e., IN NO EVENT SHALL WE CHARGE OR SHALL YOU BE REQUIRED TO PAY ANY INTEREST THAT, TOGETHER WITH ANY OTHER CHARGES HEREUNDER THAT MAY BE DEEMED TO BE IN THE NATURE OF INTEREST, HOWEVER COMPUTED, EXCEEDS THE MAXIMUM LAWFUL RATE OF INTEREST ALLOWABLE UNDER THE LAWS OF THE STATE OF FLORIDA AND/OR OF THE UNITED STATES. SHOULD ANY PROVISION OF THIS AGREEMENT OR ANY OTHER AGREEMENT BETWEEN US BE CONSTRUED TO REQUIRE THE PAYMENT OF INTEREST THAT EXCEEDS SUCH MAXIMUM LAWFUL RATE, ANY SUCH EXCESS SHALL BE AND IS EXPRESSLY HEREBY WAIVED BY US. SHOULD ANY EXCESS INTEREST IN FACT BE PAID, SUCH EXCESS SHALL BE DEEMED TO BE A PAYMENT OF THE PRINCIPAL AMOUNT OF OUTSTANDING INDEBTEDNESS OWING BY YOU TO US AND SHALL BE APPLIED TO SUCH PRINCIPAL.

3.2 If a Receivable or any payment is charged back to you after the Collection Date, you will pay us interest at the Interest Rate on such Net Receivable or such payment from the Collection Date to the charge back date.

SECTION 4   Representations, Warranties and Covenants

4.1 You represent, warrant and covenant as to each Receivable sold and assigned hereunder that, at the time of its creation, the Receivable is a valid, bona fide account, representing an undisputed indebtedness incurred by the named account debtor for goods or property actually sold, leases or licensed and delivered or for services completely rendered; there are no setoffs, offsets or counterclaims, genuine or otherwise, against the Receivable; the Receivable does not represent a sale to a parent, subsidiary or a consignment, sale or return or guaranteed sale or payment on reorder or a bill and hold transaction; the Receivable does not represent a sale to a customer that is insolvent or is the subject of any state or federal bankruptcy or insolvency proceeding; no agreement exists permitting any deduction or discount (other than the discount stated on the invoice and approved by us); you are the lawful owner of the Receivable and have the right to sell and assign the same to us; the Receivable is free of all security interests, liens and encumbrances other than those in our favor, and the Receivable is due and payable in accordance with its terms.

4.2 You shall not grant or suffer to exist any lien upon or security interest in your inventory in favor of any party other than us without our written consent, or prior knowledge.

4.3 You are a solvent corporation; duly organized and in good standing under the laws of the State of Delaware and qualified in all States where such qualification is required; the execution, delivery and performance of this Agreement have been duly authorized and are not in contravention of any applicable law, your corporation articles of organization or regulations or any agreement or order by which you are bound.

4.4 You shall not change your corporation name, state of registration or organization, entity type or the location of your office or open any new offices without giving us at least thirty (30) days prior written notice. At the present time, you carry on business only at the above address and the addresses set forth below:

                 6621 Bay Circle, Suite 120, Norcross, GA 30071
                4801 Spring Valley, Suite 104-B, Dallas, TX 75244
           1679 Enterprise Blvd., Suite 50, West Sacramento, CA 95691

4.5 All books and records pertaining to the Receivables or to any inventory owned by you shall be maintained solely and exclusively at the above addresses or the addresses listed in Section 4.4 and no such books and records shall be moved or transferred without giving us thirty (30) days prior written notice.

4.6 You shall not sell, lease, transfer or otherwise dispose of all or substantially all of your property or assets, or consolidate with or merge into or with any corporation, corporation or entity without our prior written consent, which will not be unreasonably withheld.

4.7 You shall hold all returned, replevied or reclaimed goods coming into your possession in trust for us and all such goods shall be segregated and identified as held in trust for our benefit and you shall, at our request, and at your expense, deliver such goods to such place or places as we may designate.

4.8 Receivables sold to us hereunder and represented by invoices bearing the tradenames or styles set forth below are wholly owned by you and the undertakings, representations and warranties made in connection therewith shall be identical to and of the same force and effects as those made with respect to invoices bearing your corporate name. The tradenames or styles set forth below are the only tradenames or styles under which you transact business:

                             Stratesec, Incorporated
                     Security System Integration, Inc. (SSI)

You shall not utilize any other tradenames or styles without first giving us thirty (30) days written notice.

4.9 No discounts, credits or allowances will be issued, granted or allowed by you to customers and no returns will be accepted without our prior written consent. Discounts, credits or allowances once issued may be claimed only by the customer; no third party beneficiary rights are created hereby.

4.10 You shall have paid all taxes which have become due and payable and there are no judgments, assessments, or liens filed against you or any of your property, real or personal.

SECTION 5         Disputes, Chargebacks and Reserves

5.1 With respect to any Receivable, upon the occurrence of a breach of any of the representations or warranties contained in Section 4.1, or the assertion by a customer of a Dispute or other defense to payment, other than financial inability, an Approved Receivable shall automatically become a Non-Approved Receivable and we may charge back such Receivable to you.

5.2 You will notify us promptly of and settle all Disputes at your cost and expense, including attorneys' fees, and will pay us promptly the amount of the Receivables affected thereby. However, if any Dispute is not settled by you within sixty days after the maturity date of the invoice or within such shorter period as we may determine, we may settle, compromise or litigate such Dispute in our or your name upon such terms as we in our sole discretion deem advisable and for your account and risk. We may also in our discretion and without notice to you take possession of and sell any returned goods at such prices and upon such terms as we deem advisable. We may charge any deficiency, and all costs and expenses, including attorney's fees, to your account, In addition to all other rights to which we are entitled under this Agreement, if there is any Dispute as to any Receivable, or if any Receivable on which you have the Credit Risk or evidenced by an invoice for less than Fifty Dollars ($50.00) is unpaid at its maturity, we may at any time charge the amount of such Receivable back to your account. Immediately upon the occurrence of any Dispute and regardless of the date on which we charge back the affected Receivable, the Credit Risk on such Receivable, to the extent theretofore borne by us, shall automatically revert to you. We may also charge back the amount of any Receivable which is not paid to us at maturity due to acts of God, war, civil strife, currency restrictions, foreign political impediments or the like.

5.3 We may, at our option, charge back to you all amounts owing on Non-Approved Receivables which are not paid when due. We shall also have the right to charge back to you any payment which we receive with respect to a Non-Approved Receivable if such payment is subsequently disgorged by us or disgorged by our assigns, whether as a result of any proceeding in bankruptcy or otherwise.

5.4 A charge back shall not constitute a resale to you of said Receivables; however, upon payment by you to us of all monies due with respect to such charge back Receivable, title thereto shall revert to you, subject, however, to our continuing security interest therein. You agree to indemnify and save us harmless from and against any and all loss, costs and expenses, caused by or arising out of disputed Receivables, including, but not limited to, collection expenses and attorney's fees incurred with respect thereto. We may charge our normal and standard late payment and/or delinquency charges to your customers.

SECTION 6         Administration

6.1 You shall, from time to time, execute and deliver to us confirmatory schedules of Receivables sold to us, together with one copy of each invoice and acceptable evidence of shipment and such other documentation and proofs of delivery as we may require. Each invoice shall bear a notice, in form satisfactory to us, that it has been sold and assigned to and is payable in United States dollars only to us, and that all payments are to be made to the following address: P.O. Box 010230, Miami, FL 33101-0230. However, the issuance of invoices to customers shall itself constitute the assignment to us of the Receivables represented thereby. You will keep all shipping and delivery receipts and copies of all invoices at your office available for our inspection, and will deliver them to us promptly at our request. The sale of your Receivables to us and our ownership thereof will be properly reflected on your books. You agree to prepare and mail all invoices or, at our option, you shall send all of the invoices to us ready for mailing to the customers, in which event the postage and clerical charges incurred by us in mailing the same will be paid by you.

6.2 You agree to execute and deliver to us such further instruments of assignments, financing statements and instruments of further assurance as we may reasonably require. You authorize us file such UCC financing statements (and if necessary, to execute on your behalf) as we may deem necessary in order to perfect and maintain the security interests granted by you in accordance with this and any other agreement between you and us, including, without limitation, UCC-1 financing statements, continuation statements and amendments, and you further agree that we may file this Agreement or a copy thereof as such UCC financing statement. You agree to bear the cost of all filing fees, filing taxes, search reports, legal fees and other charges incurred by us in the perfection, protection and preservation of the rights and collateral security herein granted to us. In the event of termination and/or assignment of any contractual relationships with us, we agree to execute any and all required UCC discharge statements which have reasonably been requested by you, upon payment in full of all obligations owing from you and any of your affiliated entities, to us.

6.3 If any remittances are made directly to you, your employees or agents, you shall act as trustee of an express trust for our benefit, hold the same as our property and deliver the same to us forthwith in kind. We and/or such designee as we may from time to time appoint, are hereby appointed your attorney-in-fact to: (1). endorse your name on any remittances received by us where such endorsement is required to effect collection and (2) to notify the post office authorities to change the address for delivery of your mail to an address designated by us, to receive and open all mail addressed to you, and to retain all mail relating to the Collateral and forward, within two (2) business days of our receipt thereof, all other mail to you; this power, being coupled with an interest is irrevocable.

6.4 We may, at all times, have access to, inspect and make extracts from all your records, files and books of accounts. We may, at any time after default by you hereunder, remove from your premises all such records, files and books relating to the Receivables. You agree to promptly furnish us within forty-five
(45) days after the close of each quarter financial statements unaudited and in such form and detail as we may reasonably require. You also agree to prepare and furnish to us, within ninety (90) days after the close of your fiscal year, financial statements which have been audited and certified by an independent certified public accountant which is acceptable to us. You authorize us to communicate directly with your independent certified public accountants and authorize such accountants to discuss your financial condition and statements directly with us.

6.5 If we determine that the credit standing of a customer has deteriorated after we have assumed the Credit Risk on a Receivable, you shall, at our request, exercise such rights as you may have to reclaim or stop the goods in transit, and you hereby grant us the right to take such steps in your name or ours.

6.6 You authorize us to disclose such information as we deem appropriate to persons making credit inquiries about you. You further authorize us to contact your customers and suppliers, using our name to verify the receivables and other information in your books and records.

6.7 We will send you a monthly statement of your account which shall constitute an account stated and be binding upon you with respect to the matters reflected therein and any matters previously reported to you which are incorporated therein, except to the extent that written exceptions thereto are served upon us within thirty (30) days after such statement is rendered.

6.8 You hereby agree to indemnify us for all costs and expenses incurred by us in connection with Receivables for which credit approval has not been given and in connection with Receivables which are unpaid at maturity for reasons other than financial inability. Further, you hereby agree to indemnify us for any liability for duties, forwarder's fees, storage, shipping charges and other expense connected with the Receivables and any losses occasioned by claims of Customers under Receivables.

SECTION 7         Collateral Security

7.1 As collateral security for all of our Obligations and the Obligations of our patent, affiliates and subsidiaries, you hereby assign and grant to us a continuing security interest in: (i) all of your presently existing and hereafter created Receivables, accounts, contract rights, computer software, programs, stored data, aging schedules, customer lists and general intangibles (including all patents, trademarks, and copyrights registered in the United States Copyright or Patent offices, together with the goodwill of the business in connection with which such trademark may be used and the royalties and other fees which become due for the use of such patents, trademarks, or copyrights), including payment intangibles and the proceeds thereof; (ii) all monies, securities and other property now or hereafter held or received by, or in transit to us from or for you, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all of your deposits and credit balances in our possession; (iii) all returned, reclaimed or repossessed goods and the documents evidencing or relating to such goods; (iv) all books, records and other property at any time evidencing or relating to the Receivables; (v) all deposit, savings, passbook or like accounts maintained at any bank, savings and loan or similar institution;(vi) the proceeds of any tax refund due to us by the state or federal government; (vii) all inventory, machinery ,equipment and fixtures and all additions and accessions thereto and (viii) all proceeds, including, without limitation, the proceeds of any insurance policies covering any of the foregoing (collectively the "Collateral"). Recourse to the collateral security herein provided shall not be required, and you shall at all times remain liable for the payment and performance of all of your Obligations upon demand by us.

7.2 By your execution of this Agreement, you also hereby grant to us the right and authority to set-off and debit payments and charges you owe us, which we are otherwise entitled to set-off and debit against the account as specified in this Agreement directly against your account, without prior notice or consent from you. We shall in good faith endeavor to provide you written notice of such set-off or debit within ten (10) days after same; provided however, that we shall have no liability to you in respect of our failure to give such notice; and further provided that our failure to give such notice shall have no effect on our rights to set-off or debit as provided above.

SECTION 8         Events of Default

8.1 The occurrence of any of the following acts or events shall constitute an Event of Default: (a) if you fail to make payment of any of your Obligations when due, (b) if you fail to make any remittance required by this Agreement, (c) if you commit any breach of any of the terms, representations, warranties, covenants, conditions or provisions of this Agreement, or of any present or future supplement or amendment hereto or of any other agreement between us, (d) if you become insolvent or unable to meet your debts as they mature, (e) if you deliver to us a false financial statement, (f) if you call, or have called by a third party, a meeting of creditors, (g) if you have commenced by or against you any bankruptcy proceeding, insolvency, arrangement or similar proceeding, (h) if you suspend or discontinue doing business for any reason, (i) if a receiver or a trustee of any kind is appointed for you or any of your property, (j) if any guarantor of your Obligations shall become insolvent or have commenced by or against such guarantor any bankruptcy proceeding, insolvency, arrangement or similar proceeding, (k) if any guaranty of your Obligations is terminated, or
(l) if any change of ownership occurs with respect to more than twenty (20%) percent of your capital stock.

8.2 Upon the occurrence of an Event of Default, we shall have the right to terminate this Agreement and all other arrangements existing between us forthwith and without notice, and all of your Obligations to us shall mature and become immediately due and payable and we shall have the right to withhold any further payment to you until all Obligations have been paid in full. In addition, we shall have all the rights of a secured party under the Uniform Commercial Code, including, without limitation, the right to take possession of any collateral in which we have a security interest and to dispose of same at public or private sale and you will be liable for any deficiency. In the event of such public or private sale, you agree that seven (7) days shall constitute reasonable notice. We shall not be required to proceed against any Collateral but may proceed against you directly. In the event we institute suit against you, you agree to pay our costs and reasonable attorney's fees.

SECTION  9         Terms and Termination

This Agreement shall continue in full force and effect through June 18, 2002 and shall be deemed renewed from for periods of one (1) year thereafter unless you give us notice in writing, by registered or certified mail, not less than thirty
(30) and not more than sixty (60) days prior to the expiration of the original term of this Agreement (or any renewal term thereof) of your intention to terminate this Agreement as of the end of such term. We may terminate this Agreement at any time upon thirty (30) days prior written notice to you. Notice of termination shall be registered or certified mail; provided however, that you shall not terminate this Agreement so long as you are indebted or obligated to us in connection with any other financing arrangements. Notwithstanding such notice of termination, our respective rights and obligations arising out of transactions having their inception prior to the specified date of termination shall not be affected by such termination and all terms, provisions and conditions hereof, including but not limited to, the security interests herein above granted to us, shall continue in full force and effect until all Obligations have been paid in full. All of the representations, warranties and covenants made herein shall survive the termination of this Agreement.


SECTION 10          Modifications

This Agreement cannot be changed or terminated orally; it constitutes the entire agreement between us and shall be binding upon respective successors and assigns, but may not be assigned by you without our prior written consent. No delay or failure on our part in exercising any right, privilege, or option hereunder shall operate as a waiver thereof or of any other right, privilege or option. No waiver whatsoever shall be valid unless in writing, signed by us, and then only to the extent therein set forth. If any term or provision of this Agreement is held invalid under any statute, rule or regulation of any jurisdiction competent to make such a decision, the remaining terms and provisions shall not be affected, but shall remain in full force and effect. You further acknowledge that during the course of the term of this Agreement, we shall make credit determinations with respect to your Receivables and shall refactor and otherwise assign such Receivables to a Third Party, notwithstanding any such assignment of refactoring you shall in no way rely on any credit determination relayed to us, or any action or inaction taken by such Third Party with respect to the Receivables, and that you shall look only to us as the party responsible for credit determinations and administration of your Receivables and this Agreement generally.

SECTION 11  Definitions

11.1 "Approved Receivable" - Any Receivable with respect to which we have issued a credit approval which has not subsequently been withdrawn.

11.2 "Base Rate" - The rate of interest publicly announced from time to time by Citibank N. A., New York, New York as its prime or base rate (or equivalent).

11.3  "Collection Date" - The date that we receive any payment on a Receivable.

11.4 "Credit Risk" - The risk that a customer will be financially unable to pay a Receivable at maturity, provided the customer has received and accepted the goods and/or services which gave rise to such Receivable, without any Dispute.


11.5 "Dispute" - Any dispute, deduction, claim, offset, defense or counterclaim of any kind, including, without limitation, any dispute relating to goods or services already paid for or relating to Receivables other than the Receivable on which payment is being withheld.

11.6 "Net Receivable" - The gross face amount of a Receivable less the discount offered by you and taken by us.

11.7 "Non-Approved Receivable" - Any Receivable with respect to which we have either not issued a credit approval or have subsequently withdrawn a credit approval as a result of a Dispute or otherwise.

11.8 "Obligations" - All loans, advances, debts, liabilities, obligations, covenants and duties owing by you to us, direct or indirect, absolute or contingent, due or to become due, now existing, or hereafter arising, including, without limitation, invoices for goods or services purchased by you from any company whose accounts are factored or financed by us and indebtedness arising under any guaranty made by you or issued by us on your behalf and the debit balance of your account.

11.9 "Payment Date" - The earlier of the Wednesday of the week following the week in which we receive payment of a Receivable or 120 days after the due date of a Receivable, provided that such Receivable remains unpaid solely because of the Customer's financial inability to pay.

11.10 "Receivables" - All presently existing and hereafter created accounts, contract rights and general intangibles relating thereto, and other forms of obligation for the payment of money arising out of the sale, lease or license of goods or property or rendition of services together will all proceeds thereof, all guaranties and security therefor, and all goods and rights represented thereby or arising therefrom including, but not limited to, the right of stoppage in transit, replevin and reclamation.


SECTION 12  Entire Agreement, Governing Law, and Waiver of Jury

This Agreement embodies our entire agreement as to the subject matter and supersedes all prior agreements as to the subject matter. In the event a sales or excise tax is levied by State or Federal authorities, in such form that we are required to pay a tax on sales represented by any Receivable(s), you agree to reimburse us for the full amount of taxes payable and agree that all such amounts may be charged to your account.

This Agreement is deemed made in the State of Florida and shall be governed, interpreted, and construed in accordance with the laws of the State of Florida. No modification, amendment, waiver, or discharge of this Agreement shall be binding upon you unless in writing and signed by us. TRIAL BY JURY IS HEREBY WAIVED by us in any action, proceeding or counterclaim brought by either of us against the other on any matters whatsoever arising out of or in any way connected with this Agreement, or the relations created hereby, whether for contract, tort, or otherwise, and you hereby consent to the jurisdiction of the courts of the State of Florida and of any Federal Court in such state for determination of any dispute as to any such matters. In connection therewith, you hereby waive personal service of any summons, complaint, or other process, and agree that service thereof may be made by registered or certified mail directed to you at your address set forth above or such other address of which you shall have previously notified you by registered or certified mail. In the event that we obtain counsel for the purpose of collecting any indebtedness due us from you or seeking to enforce any right we are entitled to under the factoring agreement, you agree to pay the reasonable attorneys' fees and expenses (including all such fees incurred at trial and the appellate levels) of our counsel. In addition, in the event we are sued by you or any other party for any claim or cause of action related to or arising under this Agreement or the factoring relationship, or we are required to defend any suit regarding any duty we are alleged to have breached, whether in the form of a contract duty, tort or otherwise, you agree that if we prevail at trial or on appeal you shall be obligated to reimburse us for all of the reasonable attorneys' fees we incur. You also agree that you may charge and/or set off against your account all such fees and expenses as such fees or expenses are incurred. Our books and records shall be admissible as prima facie evidence of the status of the accounts between us. This Agreement shall be binding upon and inure to the benefit of each of us and our respective heirs, executors, administrators, successors and assigns, but you may not assign this Agreement or any of your rights hereunder to any person without our prior written consent.

SECTION 13  Acceptance

This proposal is submitted to you unsigned and shall constitute an agreement between us only when signed by us.

                                   Very truly yours,

                                  E.S. Bankest, LLC

                                 /s/
                            By:______________________

                            Title:


The foregoing Factoring Agreement is accepted and agreed this 15 day of June, 2002.

STRATESEC INCORPORATED, a Delaware corporation
         /s/  Barry McDaniel
By:
    ------------------------------------

----------------------------------------------------------------------
         Barry W. McDaniel

Title:    President
      ---------------------


Attachments:
         Reimbursable Out-of-Pocket Costs Schedule (Schedule A).
         Inventory Security Agreement


                              CORPORATE RESOLUTION

         WHEREAS, STRATESEC INCORPORATED, a Delaware corporation (the "company"), will benefit from the services of a factor in connection with the handling of its accounts receivable; and

         WHEREAS, the Board of the company has considered a proposed Second Amended and Restated Standard Collection Factoring Agreement with E.S. BANKEST LLC, a Florida limited liability company, under which E.S. BANKEST LLC would act as the company's exclusive factor;

         NOW, THEREFORE, BE IT AND IT IS HEREBY RESOLVED THAT:

         The proposed Second Amended and Restated Standard Collection Factoring Agreement is approved, and appropriate managers and/or officers of the company are authorized and directed to execute and deliver a Second Amended and Restated Standard Collection Factoring Agreement with E.S. BANKEST LLC in the form or substantially the form outlined herein, and to do and perform all things contemplated herein on behalf of the company.

         The following are the officers/employees each authorized to act on behalf of the company:

Barry McDaniel, CEO
-----------------------------

Richard Roomberg, CFO
-----------------------------
Name/Title
-----------------------------
Name/Title
-----------------------------
Name/Title

        IN WITNESS WHEREOF, the undersigned hereby certifies that the foregoing Resolution was duly adopted at a meeting of the directors of the company held on June 15, 2002, at which a quorum was present, and that said Resolution has not been modified, amended, or rescinded and remains in full force and effect as of the date set forth below.

                                          STRATESEC INCORPORATED,
                                        a Delaware corporation

                                                /s/  Barry McDaniel
                                       By:_______________________
                                                Barry McDaniel

ATTEST:

/s/  Richard Roomberg
_______________________(SEAL)
         Secretary